Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13G relating to the Common Stock of KALA BIO, Inc. is being filed with the Securities and Exchange Commission on behalf of each of them.

January 13, 2026

LIFESCI CAPITAL LLC

By:	/s/ Andrew McDonald
	Name:	Andrew McDonald
	Title:	Chief Executive Officer

ANDREW MCDONALD

By:	/s/ Andrew McDonald
Andrew McDonald

MICHAEL RICE

By:	/s/ Michael Rice
Michael Rice